Exhibit 10.87

FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (the “First Amendment”) is made and entered into as of the 10th day of November, 2010, by and among EXACTECH, INC., a Florida corporation (the “Borrower”), EXACTECH INTERNATIONAL, INC., a Florida corporation (“EI”), and ALTIVA CORPORATION, a Delaware corporation (“Altiva”, and collectively with EI, “Guarantors”, and together with Borrower, the “Debtor”), as debtors, and SUNTRUST BANK, a Georgia banking corporation, in its capacity as administrative agent for the Lenders as defined in the Revolving Credit Agreement dated June 13, 2008 among the Borrower, the lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent, as amended by that certain First Amendment to Revolving Credit Agreement dated of even date herewith by and between Borrower, Administrative Agent and Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) as secured party (the “Secured Party”), and amends that certain Security Agreement, dated as of June 13, 2008, by and among the Debtor and Secured Party (as amended by this First Amendment, the “Security Agreement”). All capitalized terms used herein, and not defined herein, shall have the respective meanings given to them in the Security Agreement.

W I T N E S S E T H:

WHEREAS, Borrower has requested that Administrative Agent and Lenders extend to Borrower an accordion loan facility in the maximum principal amount of $15,000,000 and in connection therewith to modify certain provisions of the Credit Agreement; and

WHEREAS, Administrative Agent and Lenders are willing to extend Borrower such an accordion loan facility, and Borrower is willing to accept such facility, under the terms and conditions set forth in the Credit Agreement, and in connection therewith desire to modify certain provisions of the Security Agreement, all as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein and in the Credit Agreement, the Debtor and Secured Party agree as follows:

1. Section 2.1 of the Security Agreement is hereby amended and restated as follows:

2.1 Security Interest. In order to secure the due and punctual payment and performance of the Obligations, the Debtor hereby grants to the Secured Party a continuing perfected first priority security interest in and lien on its right, title, and interest in (a) the Collateral, and (b) all property of the Debtor now or hereafter in the actual or constructive possession of the Secured Party, any of the Lenders and/or any Affiliate of any of the Lenders in any capacity whatsoever, including, but not limited to, any balance or share of any deposit, trust or agency account in which a security interest is not prohibited by applicable law, provided, however, in respect of any Foreign Subsidiary of the Debtor, (a) the Secured Party may not have any security interest in, lien on or other rights in connection with any pledge of, any equity interest in the Foreign Subsidiary that would cause the Secured Party to have a security interest in, lien on or such other rights with respect to, more than sixty-five percent (65%) of the total combined voting power of all classes of stock entitled to vote of the Foreign Subsidiary, in each case for purposes of Section 956 of the Internal Revenue Code and applicable Treasury regulations, and (b) the Secured Party may not have any other right or interest with respect to the Foreign Subsidiary that causes Section 956 of the Internal Revenue Code (or any successor or similar provision) to apply to the Debtor. If the Debtor has granted any security interest to the Secured Party in any or all of the Collateral prior to the date of this Security Agreement, this Security Agreement shall be deemed to be a reaffirmation of the previously granted security interest and an amendment and restatement of any previously executed Security Agreement. It is the intention of the Debtor, all Obligors, and the Secured Party that all existing security interests will remain continuously perfected. The security interests granted are granted as security only and shall not subject the Secured Party to, or in any way affect or modify, any obligation or liability of the Debtor or any other Obligor with respect to any of the Collateral or any transaction that gave rise thereto. This Security Agreement is and shall be considered and deemed to be a security agreement as referred to in the Uniform Commercial Code.

2. Debtor represents and warrants to, and agrees with Secured Party, that this First Amendment has been duly authorized by all necessary corporate action on the part of Debtor, has been duly executed by a duly authorized officer of Debtor and constitutes the valid and binding obligation of Debtor, enforceable against Debtor in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3. Debtor expressly acknowledges and agrees that (i) there has not been, and this First Amendment does not constitute or establish, a novation with respect to the Security Agreement, the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the limited amendments and consent contained above; (ii) nothing in this First Amendment shall affect or limit Secured Party’s right to demand payment of liabilities owing from Debtor to Secured Party under, or to demand strict performance of, the terms, provisions, and conditions of the Security Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Security Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence and continuance of a Default or an Event of Default under the Security Agreement or the other Loan Documents; and (iii) nothing contained herein shall constitute any course of dealing between Secured Party and Debtor.

4. Debtor (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Security Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Security Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this First Amendment and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

5. To induce Secured Party to enter into this First Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), Debtor hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Debtor or arising out of or with respect to any of the Loans or other obligations of Debtor owed to Secured Party under the Credit Agreement, the Security Agreement or any other Loan Document.

6. This First Amendment shall be binding upon Debtor, Secured Party and their respective successors and assigns, and shall inure to the benefit of Debtor, Secured Party and their respective successors and assigns, provided, however, that nothing herein shall be deemed to amend, modify or expand the assignment provisions of the Security Agreement. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and be transmitted by facsimile or Portable Document Format (“PDF”) or other electronically scanned and transmitted format, each of which is an original for all purposes, but all such counterparts shall together constitute one and the same agreement.

7. Except as modified hereby, all of the terms, covenants and conditions of the Security Agreement are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written. No amendment of this First Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

8. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

9. Any provision of this First Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this First Amendment are declared to be severable.

[signatures follow on next page]

IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Security Agreement on the day and year first above written.

DEBTOR:		SECURED PARTY:

EXACTECH, INC., a Florida corporation		SUNTRUST BANK, as Administrative Agent

By:	/s/ Bruce Thompson	By:	/s/ Robert Dilts
	Bruce Thompson, Senior Vice President		Roberts Dilts, First Vice President

ALTIVA CORPORATION, a Delaware corporation

By:	/s/ Bruce Thompson
Bruce Thompson, Senior Vice President

EXACTECH INTERNATIONAL, INC., a Florida corporation

By:	/s/ Bruce Thompson
Bruce Thompson, Senior Vice President